Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our reports dated March 4, 2013, with respect to the consolidated financial statements of SCBT Financial Corporation and Subsidiary as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, and the effectiveness of internal control over financial reporting as of December 31, 2012, incorporated herein by reference.

/s/ Dixon Hughes Goodman LLP

Charlotte, North Carolina
July 29, 2013